UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2026
Veritone, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38093	47-1161641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5291 California Avenue, Suite 350 Irvine, California	92617
(Address of principal executive offices)	(Zip Code)
(888) 507-1737
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.05    Costs Associated with Exit or Disposal Activities
On June 10, 2026, Veritone, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission disclosing the Company’s decision made on June 1, 2026, to implement a restructuring plan (the “Plan”), which includes a workforce reduction that was initiated on June 10, 2026, and a reduction in certain third-party operating costs. At the time of filing the Original 8-K, the Company was unable to make a good faith estimate or range of estimates of the costs and charges it would incur in connection with these actions. This Amendment to Current Report on Form 8-K/A amends the Original 8-K to include estimates for the major types of costs associated with the Plan.
Except as described below, all other information in the Original 8-K remains unchanged and this Form 8-K/A should be read in conjunction with the Original 8-K.
The Company now estimates it will incur the following charges in connection with the Plan, including reorganization and other related costs:
● $3.9 million to $4.5 million of employee transition costs, severance payments and related benefits; and
● $0.7 million to $0.8 million of exit costs associated with the termination or renegotiation of certain third-party operating agreements.
The Company has incurred $4.5 million of these costs through June 30, 2026, which were recorded as restructuring charges for the three and six months ended June 30, 2026. The Company expects to incur the remainder of these costs through the first half of 2027. The ultimate amount and timing of total costs and charges in connection with the Plan may vary due to a variety of factors, including the finalization of workforce reductions and the termination or renegotiation of third-party agreements.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K/A contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Such statements may include, but are not limited to, statements regarding the Company’s intent and objectives with respect to the Plan, the number of employees expected to be impacted by the Plan, the expected timing for completion of the workforce reduction and the Plan, respectively, the amount, nature, source and timing of charges incurred related to the Plan and the annualized reduction in operating expenses that the Company expects to achieve upon completion of the Plan. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include those factors discussed in the Company’s most recent Annual Report on Form 10-K, as amended, and the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITONE, INC.

By:	/s/ MICHAEL L. ZEMETRA
Michael L. Zemetra
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)
Date: August 13, 2026
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